Disciplined Growth Investor Presentation November 2019

Safe Harbor Statement This presentation contains unaudited financial information and forward-looking statements. Statements that are not historical are forward-looking statements and may contain words such as “may”, “will” ,“believe”, “expect”, “anticipate”, “intend”, “plan”, “project”, “estimate”, and “objective” or similar terminology, concerning the company’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different. Such risks and uncertainties include, but are not limited to, economic conditions, product and price competition, supplier and raw material prices, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described under Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission. Such forward-looking statements are made as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. This presentation also contains certain measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company has provided this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations, and to provide an additional measure of performance which management considers in operating the business. A reconciliation of these items to the most comparable GAAP measures is provided in our filings with the SEC and in the Appendix to this presentation. 2

Federal Signal at a Glance • Founded in 1901, joined NYSE in 1969 (“FSS”) • Diversified industrial manufacturer of specialized vehicles for maintenance and infrastructure markets such as street sweepers, sewer cleaners, vacuum/hydro-excavators (“safe-digging trucks”), industrial vacuum loaders, waterblasting equipment, dump bodies and trailers; as well as safety and security products including audible and visual warning devices • Leading brands of premium, value-adding products and systems, with growing aftermarket business • Acquired Mark Rite Lines Equipment, Inc. (“MRL”) a leading U.S. manufacturer of truck-mounted and ride-on road-marking equipment on July 1, 2019 • Headquartered in Oak Brook, Illinois with 15 manufacturing facilities worldwide • Outstanding third quarter 2019 results with double- digit growth in sales, orders, and earnings 3

An Experienced Leadership Team Jennifer Sherman Mark D. Weber President and Chief Executive Officer Senior Vice President and Chief Operating Officer ▪ Appointed January, 2016 ▪ Appointed January, 2018 ▪ Previously Chief Operating Officer, Chief Administrative ▪ Previously served as President and Chief Executive Officer Officer, Secretary and General Counsel, with operating of Supreme Industries, Inc. responsibilities for the Company’s Safety and Security ▪ Prior to joining Supreme, Mr. Weber spent 17 years at Systems Group Federal Signal, initially as Vice President of Operations, ▪ Joined Federal Signal in 1994 as Corporate Counsel Elgin Sweeper, before progressing through multiple roles of increasing responsibility, serving as President of the Environmental Solutions Group for over a decade Ian Hudson Svetlana Vinokur Senior Vice President and Chief Financial Officer Vice President, Treasurer and Corporate Development ▪ Appointed October, 2017 ▪ Appointed April, 2015 ▪ Joined Federal Signal in August 2013 as Vice President and ▪ Previously served as Assistant Treasurer for Illinois Tool Corporate Controller Works Inc., Finance Head of M&A Strategy at Mead Johnson ▪ Previously served as Director of Accounting – Latin America Nutrition Company, and Senior Associate for Robert W. Baird and Asia Pacific at Groupon, Inc. & Company’s Consumer and Industrial Investment Banking ▪ 13+ years public accounting experience with Ernst & Young, group LLP 4

Two Attractive Platforms Environmental Solutions Safety and Security Systems Group $958 M* Group Segment (ESG) (SSG) Serves municipal, industrial, Serves the needs of and utility markets for surface $228 M* municipalities and industrial and sub-surface cleaning, verticals for audible and safe-digging, road marking, visual safety and security Markets infrastructure maintenance notification devices and and material hauling 5 systems • Street Sweeping • Sewer Cleaning • Lights & Sirens • Safe Digging • • Industrial Cleaning Signaling Devices *TTM net sales 9/30/19; • Dump Bodies and Trailers ESG includes three months of MRL • Warning Systems • Road-Marking and Line-Removal Products 5

Environmental Solutions Group (ESG)

Have established a platform serving maintenance and infrastructure markets to provide customers with a comprehensive suite of products and services; acquisition of MRL will further augment this platform

	Street sweeping	Sewer cleaning	Safe digging	Industrial cleaning	Materials Hauling	+	Road Marking
Application	Street sweeping	Sewer cleaning	Safe digging	Industrial cleaning	Materials Hauling		Road Marking
Brands	ELGIN	VACTOR	TRUVAC, WESTECH	Jetstream, ELGIN, GUZZLER, VACTOR	Travis, DURACLASS, J-CRAFT, OX BODIES, Rugby, CRYSTEEL		MRL, HighMark
Products							
End Markets and Channels	Municipal Dealer	Municipal Dealer	Industrial Utility Oil & Gas Dealer / Direct	Industrial Direct	Construction, Industrial, Landscaping, Municipal Dealer / Direct		Transportation, Infrastructure, Municipal Direct

Addressable Market*: ~$4.0B

Routes to Market

Rental/Aftermarket
FS Depot, FS Solutions

Provide parts / service / refurbishment / rental offering through the network of 20+ locations in US and Canada

Dealer Network
US Dealer Network + Largest Canadian distributor of maintenance equipment to municipalities

Distribution
US Distribution Network + For ESG products and other OEM's products such as snow equipment and garbage trucks

*Management estimates

6

Acquisition of Mark Rite Lines Equipment Company, Inc. (“MRL”) Acquisition represents strategic addition to Federal Signal’s portfolio of niche, market-leading specialty vehicle manufacturing companies serving maintenance and infrastructure markets • MRL is a leading U.S. manufacturer of truck-mounted and ride-on road-marking equipment • MRL’s wholly-owned subsidiary, HighMark Traffic Services (“HighMark”), provides road-marking services, primarily in Montana • Headquartered in Billings, Montana; ~250 employees • Generated $67 M of revenues during year ended December 31, 2018, with an EBITDA margin of 13% • Proprietary deal sourced through internal M&A pipeline • Transaction completed on July 1, 2019 with initial cash payment of ~$50 M • In addition, there is a contingent earnout payment of up to $15.5 M • Earnout is tied to MRL’s financial performance in the 3 years post closing • Acquisition financed with borrowings available under our credit facility • Acquisition added ~$0.02 to non-GAAP adjusted earnings per share (“EPS”) in Q3 2019; expected to be neutral to Q4 2019, due to seasonal factors • Expect acquisition to add up to $0.10 of adjusted EPS accretion by year 3 7

MRL Acquisition is Aligned with FSC’s M&A Strategy 8

Safety and Security Systems Group (SSG) Serves the needs of government and industrial verticals for audible and visual safety and security notification devices Public Safety and Security Signaling Systems Application Lights and siren products for Police, Fire and Audible and visual Warning Systems Heavy Duty (HD) end-markets signaling devices Public Address General Alarming (PAGA) Brands Products Industrial Oil & Gas Commercial Municipal End Markets Municipal Heavy Industry Oil & Gas and Channels Industrial Distributor Manufacturing Commercial Indirect Direct Addressable $1.0 B $600 M $1.0 B Market * * Management estimates 9

Key Strategic Initiatives Specialty Vehicles for Aftermarket Parts and Audible and Visual Safe Digging Diverse Focus Services Warning Devices Areas of of Areas End-Markets Supported By Flexible New Product Technology as an Manufacturing & “ETI” Disciplined M&A Development Enabler Culture 10

Strategic Initiative – Safe Digging

Federal Signal is well positioned to establish a leading position in an emerging application for vacuum-excavation technology; increased regulation expected to accelerate growth

What is it?

- Vacuum excavation or "Safe Digging" involves the use of pressurized air or water ("hydro-excavation") to dig (coupled with a vacuum system) as an alternative to the use of traditional equipment such as backhoes and mechanical excavators
- Acceptance of safe-digging applications continues to improve significantly over the last decade
- Application has been widely accepted in Canada; US is behind but great early indicators – 19 states now include vacuum excavation as part of "safe excavation practices"

Why is it Attractive?

- In many circumstances, vacuum excavation is a safer and more productive means for digging (in comparison to traditional excavation)
- Significantly minimizes chances of damage to underground infrastructure during the digging process
- Less intrusive to the surrounding site at point of digging
- Provides opportunity for the use of our broad range of offerings in new and emerging end markets beyond oil and gas

Why Federal Signal?

- Sole manufacturer of complete range of truck-mounted safe-digging equipment, with applications across a number of end-markets
- 30 year track record of manufacturing leading vacuum-excavation products
- Widest service and support network for vacuum-excavation products
- Best-in-class payload for Ontario market
- Dedicated and experienced sales organization in place to support initiative
- YTD orders of safe-digging trucks up ~$21 M, or 28%, compared with first nine months of 2018


VACTOR
PARADIGM
VACUUM EXCAVATORS

2019 Updates:

- **Announced plans to invest up to $25 M to expand Streator, IL manufacturing facility; expected to increase production capacity by ~40%; currently anticipate building construction to be substantially complete by year-end 2019 and expect to start seeing benefits from the expansion in Q2 2020.**
- **Launched TRUVAC™, a dedicated line of vacuum excavation trucks designed specifically to satisfy the safe-digging requirements of organizations that locate and verify underground utility lines and pipes**

11

Strategic Initiative – Aftermarket Parts & Services Optimizing platform to transform Federal Signal’s aftermarket business into an industry leader of parts and services to maintenance and infrastructure markets • Unified platform to serve municipal and industrial customers across all ESG businesses Rentals Strategic Objectives JJE JJE acquisition • Undivided focus on growing and optimizing Federal Signal’s non-whole goods capabilities Used Equipment • Areas of focus: Sales ▪ E-commerce capability development ▪ Joint procurement initiatives to optimize input Parts & Service costs ▪ Pricing harmonization across customers ▪ Alternative ownership structures – rental and New Equipment Sales used equipment • ESG’s YTD rental income increased by 15% vs. first nine months of 2018, while total aftermarket revenues grew by 12% over the same period 12

Strategic Initiative – Audible & Visual Warning Devices SSG businesses focused on optimizing their existing channels and expanding product offerings Optimize Channel Product Portfolio Expansion Smart Products • Pricing / Promotion Strategy • “Allegiant” – low cost lightbar to • CommanderOne – monetization of • E-commerce platform development expand addressable market existing installed base for outdoor • Comprehensive customer service • “Pathfinder” siren – superior warning products solution product features at a lower price • Smart peripheral lights for police point and fire markets • Automatic License Plate Recognition • Multifunction, intelligent and (“ALPR”) product introduction connected industrial signaling products 13

Eighty–Twenty Improvement (“ETI”) Culture Manufacturing Efficiency Material Cost Reduction • Lean manufacturing focus • Waste reduction • Throughput flexibility • SKU rationalization • Labor pool management • Savings through volume aggregation • Flexible manufacturing model • Sourcing optimization • Recent investments in machinery expected to result in productivity improvements Working Capital Optimization Pricing Strategy • Derived benefits from manufacturing efficiencies • Parts pricing strategy and SKU rationalization • Effective “options” pricing • Improved cycle times to drive inventory reductions 14

New Product Development ("NPD")

Customer-Focused Process

- Complete change in approach to innovation, starting in 2013
- Current innovation organization has had a number of successes, including the record-breaking launch of the ParaDIGm vacuum excavator
  - Most successful new product launch in over a decade
  - Initial market demand exceeding expectations
  - Named a 2016 Chicago Innovation Awards Winner
- In 2018, announced acceleration of innovation initiatives to drive long-term organic growth; targeting long-term organic revenue growth of a couple percentage points above GDP




VACTOR HXX PARADIGM
VACTOR HXX
VACUUM EXCAVATORS

Environmental Solutions Group (ESG)

- Vehicle-based monitoring and reporting solutions
- Sewer Cleaner productivity improvements such as advanced controls and a new, revolutionary boom design
- New and enhanced Street Sweeper models
- All-New HXX Vacuum Excavator with improved payload carrying capacity
- Jetstream portfolio of tools and accessories
- All-New TRUVAC Coyote Vacuum Excavator
- Gathering customer feedback on recently-designed plug-in, hybrid electric sweeper



Safety and Security Systems Group (SSG)

- Automatic License Plate Recognition (ALPR) Systems
- CommanderOne Direct Messaging (SMS/Phone)
- Vehicular Signaling Products with advanced interconnect protocols
- Next-Generation PAGA
- Global Series Signaling Devices
- Allegiant Police Light Bar
- Pathfinder Siren Suite


CommanderOne

15

Profitable Growth Execution and Strong Financial Position

Net Sales


$ in millions
779
243
537
768
234
534
708
217
491
899
206
693
1,090
226
864
1,186
228
958
2014
2015
2016
2017
2018
TTM 9/30/19
ESG
SSG

Orders


$ in millions
807
252
555
686
237
449
674
200
474
1,018
212
806
1,173
227
946
1,234
227
1,007
2014
2015
2016
2017
2018
TTM 9/30/19
ESG
SSG

Adjusted EBITDA Margin**

(Consolidated)


Adjusted EBITDA Margin %
13.0%
15.4%
12.0%
12.4%
14.6%
15.6%
2014
2015
2016
2017
2018
TTM 9/30/19

Target EBITDA Margin ranges[1]

- ESG: 15% - 18%
- SSG[2]: 15% - 18%
- Consolidated: 12% - 16%
  - Historical EBITDA margins and targets place Federal Signal in the top tier of its peer group of specialty vehicle manufacturers

(1) Underlying assumptions: Absence of extraordinary factors affecting demand from end-markets; No unusual hearing loss litigation expenses

(2) Increased from prior range of 15-17% in Q2 2019

Q3 2019 Highlights[3]:

- Net sales of $309M, up $39M, or 15%; organic sales growth of $17 M, or 6%
- Adjusted EBITDA* of $49.8M, up $10.1M, or 25%
- Improved adjusted EBITDA margin* of 16.1%, up from 14.7%**
- Adjusted EPS* of $0.47, up 31% from $0.36**
- Orders of $329M, up $61M, or 23%; organic growth of $21M, or 8%
- Backlog of $367M, up $46M, or 14%
- Q3 operating cash flow of $33M; YTD cash generation of ~$60M
- Executed new 5-year credit facility, increasing revolver size from $400M to $500M, with flexibility to increase by $250M for acquisitions

(3) Comparisons to Q3 2018, unless otherwise noted

*Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP measures. See Appendix II for additional information, including reconciliation to GAAP measures.
**Revised to exclude deferred gain recognition resulting from adoption of new accounting standard. See Appendix II for additional information, including reconciliation to GAAP measures.

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Priority Driven Long-Term Capital Allocation

Reinvest in the Business	• Organic projects leverage existing assets, generally require limited cash investment • Innovation R&D efforts target new and updated products • Generally, funded within operating results, cash flow and normal cap ex • In addition to annual cap ex of ~$15M - $20M, anticipating up to $35M of expenditure associated with the Vactor and Rugby plant expansions, over the course of the projects • Currently expect total 2019 cap ex of up to $35M
Acquisitions	• Completed acquisitions of MRL for initial payment of $50M (Q3 2019), TBEI for $270M (Q2 2017), and JJE for initial payment of C$126M (Q2 2016) • Focused primarily on acquisitions that fit closely within our existing products and services, manufacturing competencies, channels and customers • In Q3 2019, funded $13.4M payout associated with JJE earnout and deferred payment
Dividend Policy	• Provide a competitive dividend yield while funding business growth • At $0.08 per share, dividend yield is ~1.0% • Paid dividends of $14.5M in first nine months of 2019 and $18.7M for full year 2018
Share Repurchases	• Opportunistic share buybacks as a return of cash to our shareholders • Spent $1.0M so far in 2019 (average price of $19.84/share); spent $1.2M in 2018 (average price of $19.79/share); no repurchases in 2017; spent $37.8M in 2016 (average price of $12.75/share) and $10.6M in 2015 (average price of $14.62/share) • Remaining repurchase authorization is $29M

Cash Deployment (2016-18)[1]



Share Repurchase 8%
Capex 6%
Dividends 11%
Acquisitions 75%

1) Chart depicts use of cash for each category, relative to the total cash used on all four activities, for the cumulative period 2016-18; excludes investment in rental fleet, which is reported as part of operating cash flows

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Raising 2019 Outlook Raising adjusted EPS* outlook range to a new range of $1.70 to $1.76, from a range of $1.64 to $1.72 Represents increase of 21% - 25% over record 2018 FY19 Guidance $1.48 $1.60 - Feb 2019 FY19 Guidance $1.50 $1.60 - May 2019 FY19 Guidance $1.64 $1.72 - July 2019 FY19 Guidance $1.70 $1.76 - Oct 2019 $1.40 $1.50 $1.60 $1.70 $1.80 * Adjusted EPS is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. Our outlook assumes certain adjustments to exclude the impact of acquisition and integration-related expenses and purchase accounting effects, where applicable. In 2018, we also made adjustments to exclude the impact of hearing loss settlement charges and special tax items, where applicable. Should any similar items occur during 2019, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B). In addition, to facilitate comparisons with prior periods, when reporting our interim and annual non-GAAP results in 2019, we are adjusting our previously- issued non-GAAP results for 2018 to exclude the recognition of a deferred gain, which will no longer occur in 2019 following the adoption of the new lease accounting standard. On this basis, Adjusted EPS for 2018 would have been $1.41. See Exhibit 99.1 to the Form 10-K for the year ended December 31, 2018 for the associated non-GAAP reconciliation. 18

Positioned for Long-Term Growth With continued focus on organic growth and M&A, and margin performance above that of many of our peers, our financial framework aims to create long-term shareholder value Adjusted Earnings per Share1 Long-Term Organic Value-Added (US$/share) $1.70 - $1.76 Revenue Growth Acquisitions CAGR: 36% - 38% (Couple of % points > GDP) High Single Digit Revenue Growth $1.41 ESG: 15-18% $0.83 EBITDA Margin 2 $0.67 SSG : 15-18% Targets: Consolidated: 12-16% 2016 2017 2018 2019 Outlook Cash Conversion: ROIC > Cost of ~100% of net income Capital 19 (1) Adjusted earnings per share (“EPS”) is a non-GAAP measure. See Appendix II for additional information, including reconciliation to GAAP measures for 2016-2018. (2) Increased from prior range of 15-17% in Q2 2019

Appendix I. Segments Overview II. Non-GAAP Measures III. Executive Compensation IV. Investor Information 20

Appendix I: ESG Products 21

Appendix I: ESG Products (continued) 22

Appendix I: ESG - Market Influencers & Where We Play Market Dynamics ▪ Economic recovery supports state and local funding for 2018 Sales by Geography street sweepers and sewer cleaners ▪ Funding for sewer cleaners through water tax 18% revenues adds further stability 82% ▪ Continued recovery in oil & gas markets benefiting hydro- excavation and industrial cleaning business U.S. Non-U.S. ▪ Aging infrastructure, pipeline expansion, and increasing urbanization support long-term demand for safe digging 2018 End Markets by Users products, dump bodies and trailers Municipal/Government ▪ Healthy housing market and improving industrial activity Industrial supports growth opportunities for dump bodies and trailers Utility ▪ Upsides from prospective infrastructure spending, if any Oil and Gas approved ▪ Tracking new housing starts, Class 8 truck chassis, municipal spending, oil rig counts, and overall industrial activity Source: Management Estimates 23

Appendix I: MRL’s Broad Product Portfolio & Service Offering Road-Marking Equipment Thermoplastic Marking Trucks Paint Marking Trucks Line Removal Trucks Plural Component Marking Self-Propelled / Ride-on Trucks Marking Equipment Road-Marking Services Parts and Repair Services • HighMark provides road-marking services, • MRL offers replacement parts and repair services primarily in the state of Montana to customers 24

Appendix I: MRL Transaction - Attractive Industry Fundamentals MRL is well-positioned to benefit from numerous industry tailwinds, which are driving demand for road-marking equipment and services Key Demand Drivers • Decades of under-investment in U.S. infrastructure has resulted in significant pent-up demand for construction spending Demand to Rebuild North • Infrastructure development is critical to the short-term and long-term economic growth America’s Infrastructure • Bipartisan support for infrastructure spending bill (up to $2 trillion) represents substantial upside for MRL and increases probability of long-term funding support • Population growth and urbanization trends increase need for modernization and capacity expansion of Emphasis on Transportation transportation systems Infrastructure • Transportation infrastructure is less cyclical – accounts for over 60% of states’ capital spend(1) • Over 50% of fatalities on roads in the U.S. result when motorists leave their travel lanes(2) Heightened Focus on Public Safety • Municipalities faced with increasing consumer activism and use of social media, promoting need for better road markings • Greater uniformity and quality in road markings and traffic control devices would help facilitate safe and Long-Term Development of efficient driving for CAVs Connected and Autonomous Vehicles (“CAVs”) • Independent of full-scale autonomous vehicle deployment, advanced technologies such as lane departure warning will drive long-term, sustainable demand for better lane markings 25 (1) U.S. Census Bureau survey (2017) (2) Federal Highway Administration

Appendix I: SSG Products 26

Appendix I: SSG - Market Influencers & Where We Play Market Dynamics 2018 Sales by Geography ▪ Increased national focus on issues of public safety and law enforcement, and rising public expectations for transparency and accountability driving demand for 37% safety and security products 63% ▪ Recovery in oil & gas will benefit signaling products and U.S. systems applications for hazardous areas Non-U.S. ▪ Rising occurrence of natural and man-made disasters ▪ Shift in customer preference towards inter-connected 2018 End Markets by Users platforms expected to drive demand for security Municipal/Government systems integration Industrial Utility ▪ Tracking police data that indicates the number of new police vehicle registrations; 2019 demand temporarily Oil and Gas impacted by Ford’s model year changeover Other Source: Management Estimates 27

Appendix II: Non-GAAP Measures ▪ Impact of New Lease Accounting Standard on Non-GAAP measures - Effective January 1, 2019, the Company adopted the new lease accounting standard, which resulted in a change to the Company’s recognition of the deferred gain associated with historical sale lease-back transactions. Prior to 2019, the deferred gain, which initially totaled $29.0 million, was being recognized through the Consolidated Statement of Operations on a straight-line basis over the 15-year lease term. As a result, approximately $1.9 million of the deferred gain had been recognized each year since 2008, of which approximately $1.1 million and $0.8 million has been recognized within the Environmental Solutions Group and Safety and Security Systems Group, respectively. Effective in 2019, the Company no longer recognizes any portion of the gain through the Consolidated Statement of Operations, and recognized the remaining deferred gain balance, net of the related deferred tax asset, as a cumulative effect adjustment to opening retained earnings. To facilitate comparisons with prior periods, we have revised our previously-issued non-GAAP results for the three months ended September 30, 2018, the annual periods ended 2014 through 2018, and the trailing twelve month period ended September 30, 2019 ▪ We have included a reconciliation of our GAAP net income to Adjusted net income and Adjusted EPS for the three months ended September 30, 2019 and 2018, as initially presented, and to the revised Adjusted net income and Adjusted EPS for the three months ended September 30, 2018 (excluding the deferred gain recognition) on page 29. We have also included a reconciliation of our GAAP net income to Adjusted net income and Adjusted EPS for the twelve months ended December 31, 2016 through December 31, 2018, as initially presented, and to the revised Adjusted net income and Adjusted EPS for the twelve months ended December 31, 2016 through December 31, 2018 (excluding the deferred gain recognition) on page 30 ▪ We have included a reconciliation of our GAAP net income for the three months ended September 30, 2019 and 2018 to Adjusted EBITDA, as initially presented, and to the revised Adjusted EBITDA for the three months ended September 30, 2018 (excluding the deferred gain recognition) on page 31 ▪ We have included a reconciliation of our GAAP net income for the trailing twelve months periods ended December 31, 2014 through September 30, 2019 to Adjusted EBITDA, as initially presented, and to the revised Adjusted EBITDA (excluding the deferred gain recognition) on page 32 28

Appendix II: Adjusted Earnings per Share Three Months September 30, ($ in millions) 2019 2018 Net income $ 28.4 $ 21.7 Add: Income tax expense 7.9 6.5 Income before income taxes 36.3 28.2 Add: Acquisition and integration-related expenses 0.4 0.4 Purchase accounting effects (1) 0.2 0.1 Adjusted income before income taxes $ 36.9 $ 28.7 Adjusted income tax expense (2) (8.0) (6.6) Adjusted net income $ 28.9 $ 22.1 Less: Deferred gain recognition, net of income tax expense (3) - (0.4) Adjusted net income, as revised $ 28.9 $ 21.7 Diluted EPS $ 0.46 $ 0.36 Adjusted diluted EPS $ 0.47 $ 0.36 Adjusted diluted EPS, as revised $ 0.47 $ 0.36 (1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of acquired JJE equipment that was sold subsequent to the acquisition in the three months ended September 30, 2019 and 2018, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired (2) Adjusted income tax expense for the three months ended September 30, 2019 and 2018 was recomputed after excluding the impact of acquisition and integration-related expenses and purchase accounting effects, where applicable 29 (3) Previously-issued non-GAAP results for 2018 have been adjusted to exclude the recognition of a deferred gain, which will no longer occur in 2019 following the adoption of the new lease accounting standard.

Appendix II: Adjusted Earnings Per Share

($ in millions)	Year Ended December 31, 2016	2017	2018
Net income	$ 39.4	$ 60.5	$ 93.7
Add:			
Income tax expense	17.4	0.5	17.9
Income before income taxes	56.8	61.0	111.6
Add:			
Restructuring	1.7	0.6	-
Executive severance costs	-	0.7	-
Acquisition and integration-related expenses	1.4	2.7	1.5
Purchase accounting effects *(1)*	3.9	4.8	1.2
Pension settlement charges	-	6.1	-
Hearing loss setttlement charges	-	1.5	0.4
Debt setttlement charges	0.3	-	-
Adjusted income before income taxes	$ 64.1	$ 77.4	$ 114.7
Adjusted income tax expense *(2)(3)(4)*	(22.1)	(26.3)	(27.2)
Adjusted net income	**$ 42.0**	**$ 51.1**	**$ 87.5**
Less:			
Deferred Gain Recognition, net of income tax *(5)*	(1.3)	(1.3)	(1.5)
Adjusted net income, as revised	**$ 40.7**	**$ 49.8**	**$ 86.0**
Diluted EPS	$ 0.64	$ 1.00	$ 1.53
Adjusted diluted EPS	**$ 0.69**	**$ 0.85**	**$ 1.43**
Adjusted diluted EPS, as revised	**$ 0.67**	**$ 0.83**	**$ 1.41**

(1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of equipment acquired in connection with recent acquisitions that was sold subsequent to the acquisition dates in the twelve months ended December 31, 2018, 2017, and 2016, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired in the JJE transaction.

(2) Adjusted income tax expense for the twelve months ended December 31, 2018 excludes an $8.6 million net tax benefit associated with tax planning strategies. Adjusted income tax expense for the twelve months ended December 31, 2018 also excludes the tax effects of acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable.

(3) Adjusted income tax expense for the twelve months ended December 31, 2017 excludes a $20.0 million net tax benefit, representing the Company's preliminary estimate of the impact of the 2017 Tax Act, and a $0.8 million benefit from changes in state deferred tax valuation allowance. Adjusted income tax expense for the twelve months ended December 31, 2017 also excludes $0.6 million of tax expense associated with a change in the enacted state tax rate in Illinois. Adjusted income tax expense for the twelve months ended December 31, 2017 also excludes the tax effects of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, hearing loss settlement charges and pension settlement charges, where applicable.

(4) Adjusted income tax expense for the twelve months ended December 31, 2016 excludes a $2.2 million net benefit resulting from changes in deferred tax valuation allowances in Canada and the U.K. Adjusted income tax expense for the twelve months ended December 31, 2016 also excludes the tax effects of restructuring activity, acquisition and integration-related expenses, purchase accounting effects and debt settlement charges, where applicable.

(5) Adjustment to exclude recognition of deferred gain associated with historical sale lease-back transactions. Effective 2019, the Company will no longer recognize the gain due to the adoption of new lease accounting standard.

30

Appendix II: Consolidated Adjusted EBITDA $ millions, except % Q3 2019 Q3 2018 Net income $ 28.4 $ 21.7 Add: Interest expense 2.1 2.2 Acquisition and integration-related expenses 0.4 0.4 Purchase accounting effects * - - Other expense, net 0.2 - Income tax expense 7.9 6.5 Depreciation and amortization 10.8 9.4 Consolidated adjusted EBITDA $ 49.8 $ 40.2 Less: Deferred gain recognition - (0.5) Consolidated adjusted EBITDA, as revised $ 49.8 $ 39.7 Net Sales $ 308.8 $ 269.4 Consolidated adjusted EBITDA margin 16.1% 14.9% Consolidated adjusted EBITDA margin, as revised 16.1% 14.7% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.2 million and $0.1 million for the three months ended September 30, 2019 and 2018, respectively 31

Appendix II: TTM Consolidated Adjusted EBITDA

The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales ("adjusted EBITDA margin") as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin are meaningful metrics to investors in evaluating the Company's underlying financial performance. Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, pension settlement charges, hearing loss settlement charges, debt settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other expense/income, income tax expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, pension settlement charges, hearing loss settlement charges, debt settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other expense/income, income tax expense, and depreciation and amortization expense divided by net sales for the applicable period(s). Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. The following table summarizes the Company's consolidated adjusted EBITDA and adjusted EBITDA margin and reconciles income from continuing operations to consolidated adjusted EBITDA for the trailing twelve month periods ended:

($ in millions)	2014	2015	2016	2017	2018	TTM 9/30/19
Total Sales, as reported	$779.1	$768.0	$707.9	$898.5	$1,089.5	$1,186.3
Net income	59.7	65.8	39.4	60.5	93.7	110.9
Add:						
Interest expense	3.6	2.3	1.9	7.3	9.3	8.2
Pension settlement charges	-	-	-	6.1	-	-
Hearing loss settlement charges	-	-	-	1.5	0.4	-
Debt settlement charges	-	-	0.3	-	-	-
Acquisition and integration-related expenses	-	-	1.4	2.7	1.5	2.1
Restructuring	-	0.4	1.7	0.6	-	-
Executive Severance Costs	-	-	-	0.7	-	-
Purchase accounting effects*	-	-	3.6	4.4	0.7	0.1
Other expense (income), net	5.0	5.2	1.8	(0.8)	0.6	0.6
Income tax expense	23.7	34.1	17.4	0.5	17.9	24.4
Depreciation and amortization	11.5	12.3	19.1	30.0	36.4	39.5
Adjusted EBITDA	$103.5	$120.1	$ 86.6	$113.5	$ 160.5	$ 185.8
Less: Deferred Gain Recognition**	(1.9)	(1.9)	(1.9)	(2.0)	(1.9)	(0.4)
Adjusted EBITDA, as revised	$101.6	$118.2	$ 84.7	$111.5	$ 158.6	$ 185.4
Adjusted EBITDA Margin	13.3%	15.6%	12.2%	12.6%	14.7%	15.7%
Adjusted EBITDA Margin, as revised	13.0%	15.4%	12.0%	12.4%	14.6%	15.6%

*Excludes purchase accounting effects reflected in depreciation and amortization of $0.3 M, $0.4 M, $0.5 M, and $0.5 M for 2016, 2017, 2018 and TTM 9/30/19, respectively.
**Adjustment to exclude recognition of deferred gain associated with historical sale lease-back transactions. Effective 2019, the Company will no longer recognize the gain due to the adoption of new lease accounting standard.

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Appendix III: Executive Compensation Aligned with Long-term Objectives • The Company continues to focus on executing against a number of key long-term objectives, which include the following: ▪ Creating disciplined growth ▪ Improving manufacturing efficiencies and costs ▪ Leveraging invested capital ▪ Diversifying our customer base One Year Three Years Ten Years Cash Bonus (STIP) Short-Term • Earnings (55%) Annual Goals • EBITDA Margin (15%) 1. Profitability and growth 2. Market share • Individual Objectives (30%) Performance Share Units Long-Term • EPS (75%) 3-year Performance and Vesting Periods 1. Profitability and growth • Return on Invested Capital (25%) 2. Shareholder value creation 3. Facilitates stock ownership 4. Executive retention Long-Term Restricted Stock Awards 3-year Cliff Vesting 1. Executive recruitment 2. Executive retention 3. Facilitates stock ownership Share Price Appreciation Longer-Term • Stock Options 3-year Ratable Vesting Period and 10 Year Exercise Period 1. Shareholder value creation 2. Facilitates stock ownership 3. Executive retention 33

Appendix IV: Investor Information Stock Ticker: NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson Svetlana Vinokur SVP & Chief Financial Officer VP, Treasurer and Corporate Development IHudson@federalsignal.com SVinokur@federalsignal.com 34